UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2010

THE PEPSI BOTTLING GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14893	13-4038356
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Pepsi Way Somers, NY 10589
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 767-6000

N/A
(Former Name or Former Address, if Changed Since Last Report)

________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On February 26, 2010, pursuant to the terms of the Agreement and Plan of Merger dated as of August 3, 2009 among PepsiCo, Inc. (“PepsiCo”), The Pepsi Bottling Group, Inc. (the “Company”) and Pepsi-Cola Metropolitan Bottling Company, Inc., a direct wholly-owned subsidiary of PepsiCo (“Metro”) (the “Merger Agreement”), the Company merged with and into Metro, with Metro continuing as the surviving corporation and a wholly-owned subsidiary of PepsiCo (the “Merger”).

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on February 26, 2010 of such consummation and requested that the NYSE file with the Securities and Exchange Commission a notification of removal from listing on Form 25 to report that the shares of the Company’s common stock are no longer listed on the NYSE.  The disclosure under Item 3.03 is incorporated herein by reference.

Item 3.03.             Material Modification to Rights of Security Holders.

The stockholders of the Company approved the adoption of the Merger Agreement at the Company’s Special Meeting of Stockholders held on February 17, 2010, and the Merger was consummated on February 26, 2010.

Under the terms of the Merger Agreement, each outstanding share of common stock of the Company not held by Metro, PepsiCo or a subsidiary of PepsiCo or held by the Company as treasury stock (each, a “PBG Share”) was cancelled and converted into the right to receive, at the holder’s election, either 0.6432 shares of common stock of PepsiCo or $36.50 in cash, without interest, subject to proration provisions which provide that an aggregate 50% of such outstanding PBG Shares will be converted into the right to receive common stock of PepsiCo and an aggregate 50% of such outstanding PBG Shares will be converted into the right to receive cash.  Each PBG Share and share of Class B common stock of PBG held by Metro, PepsiCo or a subsidiary of PepsiCo was cancelled or converted to the right to receive 0.6432 shares of common stock of PepsiCo.

Upon the effective time of the Merger, holders of the Company’s common stock and Class B common stock immediately prior to the effective time of the Merger ceased to have any rights as stockholders of the Company (other than their right to receive the merger consideration).

The foregoing summary of the Merger Agreement, and the transaction contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to PepsiCo’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2009 and incorporated herein by reference.

Item 5.01.             Changes in Control of Registrant.

As a result of the Merger, a change of control of the Company occurred, and the Company merged with and into Metro, with Metro continuing as the surviving corporation and a wholly-owned subsidiary of PepsiCo.  The disclosure under Item 3.03 is incorporated herein by reference.

Item 5.02.             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers.

As a result of the Merger, the officers and directors of Metro became the officers and directors of the surviving corporation as of the effective time of the Merger.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

2.1
Agreement and Plan of Merger dated as of August 3, 2009 among PepsiCo, Inc., The Pepsi Bottling Group, Inc. and Pepsi-Cola Metropolitan Bottling Company, Inc. (incorporated by reference to Exhibit 2.1 of PepsiCo, Inc.’s Current Report on Form 8-K, filed on August 4, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSI-COLA METROPOLITAN BOTTLING COMPANY, INC. (successor to The Pepsi Bottling Group, Inc.)

Date:	March 1, 2010	By:	/s/ Thomas H. Tamoney, Jr.
			Name:	Thomas H. Tamoney, Jr.
			Title:	Vice President and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
2.1
Agreement and Plan of Merger dated as of August 3, 2009 among PepsiCo, Inc., The Pepsi Bottling Group, Inc. and Pepsi-Cola Metropolitan Bottling Company, Inc. (incorporated by reference to Exhibit 2.1 of PepsiCo, Inc.’s Current Report on Form 8-K, filed on August 4, 2009).